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The Commonwealth of Massachusetts


NUMBER                                                                  SHARES


                   H&Q Healthcare Investors (Par Value $0.01)


This Certifies that ______________________________ of _________________________
is the owner of ________________________________ Shares in H&Q Healthcare
Investors created by a Declaration of Trust dated ___________________________ and recorded with __________________________________ which shares are fully paid and non-assessable, and subject to the provisions of this Trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.


IN WITNESS WHEREOF, the Trustees hereunto set their hands and have caused their seal to be affixed hereto this

                _________________ day of _____________ A.D. 20___



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                                   Certificate
                                       For
                            -------------------------
                                    Issued To
                            -------------------------
                                      Dated
                            -------------------------


For Value Received, ______________________________ hereby sell, assign and transfer unto ______________________________________ Shares of the Capital
represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said Shares on the books of the within named Organization with full power of substitution in the premises.

         Dated__________________________ 20____
                  In the presence of